EXHIBIT 99



{LOGO FOR HERSHEY FOODS CORPORATION APPEARS HERE} Hershey Foods NEWS


FOR IMMEDIATE RELEASE                                       MEDIA CONTACT:
---------------------                                       -------------
                                                            Christine M. Dugan
                                                            717-508-3238

                                                            FINANCIAL CONTACT:
                                                            James A. Edris
                                                            717-534-7556




                 HERSHEY FOODS ANNOUNCES SECOND QUARTER RESULTS
                       AND NEW VALUE-ENHANCING INITIATIVES


HERSHEY, Pa., July 17, 2003--- Hershey Foods Corporation (NYSE:HSY) today announced sales and earnings for the second quarter ended June 29, 2003. Consolidated net sales for the second quarter were $849,115,000 compared with $823,462,000 for the second quarter of 2002. Net income for the second quarter of 2003 was $71,484,000, or $.54 per share-diluted, compared with $63,148,000, or $.46 per share-diluted, for the comparable period in 2002.

These GAAP results include pre-tax charges related to business rationalization and realignment initiatives of $4.0 million, or $.02 per share-diluted, in the second quarter of 2003; and $2.5 million, or $.01 per share-diluted, in the second quarter of 2002.

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Excluding  these  charges,  net  income  for the  second  quarter  of  2003  was
$73,998,000, or $.56 per share-diluted, compared with $64,752,000, or $.47 per share-diluted, for the second quarter of 2002.

SIX-MONTHS RESULTS
------------------

For the first six months of 2003, consolidated net sales were $1,802,277,000 compared with $1,811,968,000 for the first half of 2002. Net income for the first six months of 2003 was $169,042,000, or $1.27 per share-diluted, compared with $150,193,000, or $1.09 per share-diluted, for the first half of 2002.

These GAAP results include pre-tax charges related to business rationalization and realignment initiatives of $4.0 million, or $.02 per share-diluted, in the second quarter of 2003; and $11.5 million, or $.05 per share-diluted, in the first half of 2002. Excluding these charges, net income for the first half of 2003 was $171,556,000, or $1.29 per share-diluted, compared with $157,495,000, or $1.14 per share-diluted, for the first half of 2002.

The Corporation uses earnings excluding charges related to business rationalization and realignment initiatives, as shown in the attached pro forma income statements, as a key performance measure of results of operations for purposes of evaluating performance internally. This non-GAAP measurement is not intended to replace the presentation of financial results in accordance with GAAP. Rather, the Corporation believes the presentation of earnings excluding such charges provides additional information to

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investors to facilitate the comparison of past and present operations, excluding items which the Corporation does not believe are indicative of its ongoing operations.

The 2002 business realignment initiatives are described in Management's Discussion and Analysis and Note 3 of the Corporation's 2002 Annual Report on Form 10-K. The components of the 2003 brand and product rationalization initiatives and realignment of the sales organization are described below.


2003 RATIONALIZATION AND REALIGNMENT INITIATIVES
------------------------------------------------

Hershey today announced a number of initiatives continuing its value-enhancing strategy. These include new product introductions, streamlining the supply chain by divesting or eliminating certain non-strategic brands and products, production line rationalization, and realigning the sales organization.

During 2003, these actions are expected to result in a net charge of approximately $17 million, or $.08 per share-diluted, of which $.02 per share-diluted have been recognized in the second quarter. The total impact of the initiatives will be cash flow positive in 2003 and slightly accretive in 2004 as a result of expected savings of approximately $5 million annually.

SECOND QUARTER PERFORMANCE
--------------------------

Hershey's second quarter sales increased 3.1 percent, reflecting sales of new products and limited edition items, as well as the impact of the price increase announced in December 2002, partially offset by brand and product rationalization. Gross margin expanded as a
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result of pricing,  lower raw ingredient and packaging  costs,  and supply chain savings. Selling, marketing, and administrative costs were essentially flat as a percentage of sales.

"Hershey achieved solid performance in the second quarter of 2003," said Richard
H. Lenny, Chairman, President, and Chief Executive Officer, "with balanced gains in sales, profitability, and returns. In addition, our marketplace momentum continues to build with market share gains driven by our leading brands, instant consumables, and continued strength in high growth channels. Margins and profitability also increased through a combination of better price realization and on-going productivity savings.

"The rationalization and realignment initiatives announced today are the latest steps in our value-enhancing strategy. The sale of non-strategic brands and relocation of certain manufacturing lines will further streamline the supply chain, ensuring proper resource allocation against our growth opportunities. Realigning the sales force provides us with superior category selling capabilities and improved coverage at retail.

"On the new product front, we plan to introduce HERSHEY'S S'MORES candy bar, a major new product which will be available in stores late this year. HERSHEY'S S'MORES is a convenient candy bar form of the traditional campfire favorite, incorporating graham crackers, marshmallow, and HERSHEY'S milk chocolate. Consumers overwhelmingly associate homemade s'mores with HERSHEY'S milk chocolate. Later in the year we also will launch SWOOPS chocolate slices in four favorite flavors, packaged in re-sealable on-the-go containers. Also adding excitement to Hershey's fall line-up are Reese's mini pieces in portable tubes, as well as additional Limited Edition REESE'S offerings.

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"Together these initiatives build upon the progress we've made to date and will further advance our goal of delivering superior shareholder value over the long term," Lenny concluded.

SAFE HARBOR STATEMENT
---------------------
This release contains statements which are forward-looking. These statements are made based upon current expectations which are subject to risk and uncertainty. Actual results may differ materially from those contained in the forward-looking statements. Factors which could cause results to differ materially include, but are not limited to: changes in the confectionery and grocery business environment, including actions of competitors and changes in confectionery preferences; customer and consumer response to selling price increases; changes in governmental laws and regulations, including taxes; market demand for new and existing products; changes in raw material and other costs; pension cost factors such as actuarial assumptions and market performance; adequacy of the Company's bad debt reserve; the Company's ability to implement improvements to reduce costs associated with its supply chain; and the Company's ability to successfully implement its 2003 rationalization and realignment initiatives, as discussed in this press release and in the Company's Annual Report on Form 10-K for 2002.

LIVE WEBCAST
------------
As previously announced, the Company will hold a conference call with analysts today at 10 a.m. EDT. The conference call will be webcast live via Hershey's corporate Web site www.hersheys.com. Please go to the Investor Relations Section of the Web site for further details.
                                      # # #

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

                                       Hershey Foods Corporation
                             Summary of Consolidated Statements of Income
                         for the periods ended June 29, 2003 and June 30, 2002
                          (in thousands of dollars except per share amounts)


                                                       Second Quarter                          Six Months
                                                       ---------------                        ------------

                                                  2003                2002               2003               2002
                                                  ----                ----               ----               ----

Net Sales                                          $849,115            $823,462         $1,802,277         $1,811,968
                                               -------------     ---------------    ---------------     --------------

Costs and Expenses:
   Cost of Sales                                    515,370             509,991          1,112,249          1,134,015
   Selling, Marketing and Administrative            201,388             195,875            388,940            398,616
   Business Realignment Charge, net                   3,885               1,976              3,885             10,738
                                               -------------     ---------------    ---------------     --------------

   Total Costs and Expenses                         720,643             707,842          1,505,074          1,543,369
                                               -------------     ---------------    ---------------     --------------

Income Before Interest and Income Taxes (EBIT)      128,472             115,620            297,203            268,599
Interest Expense, net                                15,544              15,863             30,155             31,328
                                               -------------     ---------------    ---------------     --------------

Income Before Income Taxes                          112,928              99,757            267,048            237,271
Provision for Income Taxes                           41,444              36,609             98,006             87,078
                                               -------------     ---------------    ---------------     --------------

Net Income                                          $71,484             $63,148           $169,042           $150,193
                                               =============     ===============    ===============     ==============

Net Income Per Share - Basic                          $0.55               $0.46              $1.28              $1.10
                                               =============     ===============    ===============     ==============
                     - Diluted                        $0.54               $0.46              $1.27              $1.09
                                               =============     ===============    ===============     ==============

Shares Outstanding  - Basic                         131,130             136,831            132,234            136,765
                                               =============     ===============    ===============     ==============
                    - Diluted                       131,983             138,002            133,094            138,062
                                               =============     ===============    ===============     ==============

Key Margins:
------------

Gross Margin                                           39.3%               38.1%              38.3%              37.4%
                                                       ====                ====               ====               ====
EBIT Margin                                            15.1%               14.0%              16.5%              14.8%
                                                       ====                ====               ====               ====
Net Margin                                             8.4%                 7.7%               9.4%               8.3%
                                                       ===                  ===                ===                ===

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


                                             Hershey Foods Corporation
                                            Consolidated Balance Sheets
                                     as of June 29, 2003 and December 31, 2002
                                             (in thousands of dollars)



Assets                                                       2003                 2002

Cash and Cash Equivalents                                  $18,698             $297,743
Accounts Receivable - Trade (Net)                          230,380              370,976
Inventories                                                676,630              503,291
Prepaid Expenses and Other                                 153,364               91,608
                                                       ------------       --------------

Total Current Assets                                     1,079,072            1,263,618

Net Plant and Property                                   1,502,465            1,486,055
Goodwill                                                   386,484              378,453
Other Intangibles                                           39,651               39,898
Other Assets                                               290,668              312,527
                                                       ------------       --------------

Total Assets                                            $3,298,340           $3,480,551
                                                       ============       ==============

Liabilities and Stockholders' Equity

Loans Payable                                              $52,937              $28,124
Accounts Payable                                           134,293              124,507
Accrued Liabilities                                        329,116              356,716
Taxes Payable                                                5,220               12,731
Deferred Income Taxes                                         ---                24,768
                                                       ------------       --------------

Total Current Liabilities                                  521,566              546,846

Long-Term Debt                                             850,738              851,800
Other Long-Term Liabilities                                363,380              362,162
Deferred Income Taxes                                      358,830              348,040
                                                       ------------       --------------

Total Liabilities                                        2,094,514            2,108,848

Total Stockholders' Equity                               1,203,826            1,371,703
                                                       ------------       --------------

Total Liabilities and Stockholders' Equity              $3,298,340           $3,480,551
                                                       ============       ==============

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
                                 Hershey Foods Corporation
                  Pro Forma Summary of Consolidated Statements of Income
                   for the periods ended June 29, 2003 and June 30, 2002
                    (in thousands of dollars except per share amounts)


                                                        Second Quarter                   Six Months
                                                       --------------                   ----------
                                                    2003            2002             2003           2002
                                                    ----            ----             ----           ----

Net Sales                                        $849,115         $823,462        $1,802,277      $1,811,968
                                                ----------     ------------    -------------    ------------

Costs and Expenses:
   Cost of Sales                                  515,249 (a)      509,430 (c)    1,112,128 (a)   1,133,217 (c)
   Selling, Marketing and Administrative          201,388          195,875          388,940         398,616
   Business Realignment Charge, net                  ---  (b)        ---   (d)       ---    (b)       ---   (d)
                                                ----------     ------------    -------------    ------------

   Total Costs and Expenses                       716,637          705,305        1,501,068       1,531,833
                                                ----------     ------------    -------------    ------------

Income Before Interest and Income Taxes (EBIT)    132,478          118,157          301,209         280,135
Interest Expense, net                              15,544           15,863           30,155          31,328
                                                ----------     ------------    -------------    ------------

Income Before Income Taxes                        116,934          102,294          271,054         248,807
Provision for Income Taxes                         42,936           37,542           99,498          91,312
                                                ----------     ------------    -------------    ------------

Net Income                                        $73,998          $64,752         $171,556        $157,495
                                                ==========     ============    =============    ============

Net Income Per Share - Basic                        $0.56            $0.47            $1.30           $1.15
                                                ==========     ============    =============    ============
                     - Diluted                      $0.56            $0.47            $1.29           $1.14
                                                ==========     ============    =============    ============

Shares Outstanding  - Basic                       131,130          136,831          132,234         136,765
                                                ==========     ============    =============    ============
                    - Diluted                     131,983          138,002          133,094         138,062
                                                ==========     ============    =============    ============

Key Margins:
------------

Adjusted Gross Margin                                39.3%            38.1%            38.3%           37.5%
                                                     ====             ====             ====            ====
Adjusted EBIT Margin                                 15.6%            14.3%            16.7%           15.5%
                                                     ====             ====             ====            ====
Adjusted Net Margin                                   8.7%             7.9%             9.5%            8.7%
                                                      ===              ===              ===             ===

   (a)   Excludes business realignment charge of $.1 million on a pre-tax and after-tax basis for the second quarter and for the six months.

   (b)   Excludes business realignment charge of $3.9 million pre-tax or $2.5 million after tax for the second quarter and for the six months.

   (c)   Excludes business realignment charge of $.6 million pre-tax or $.4 million after tax for the second quarter and $.8 million pre-tax or $.5 million after tax for the six months.

   (d)   Excludes business realignment charge of $2.0 million pre-tax or $1.3 million after tax for the second quarter and $10.7 million pre-tax or $6.8 million after tax for the six months.

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